Exhibit 32
Written Statement of Principal Executive Officer and Chief Financial Officer Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002
     The undersigned, as the Interim Principal Executive Officer and the Chief Financial Officer of Grubb & Ellis Company (the “Company”), hereby certifies that to his knowledge, on the date hereof:

(a)	as of the date of this annual report on Form 10-K/A (Amendment No. 2) I have been vested by the Board of Directors of Grubb & Ellis Company with the authority as the Interim Principal Executive Officer of Grubb & Ellis Company for the period commencing with the resignation of Gary H. Hunt, the former chief executive officer of Grubb & Ellis Company on November 16, 2009 and ending on November 30, 2009, after which Thomas P. D’Arcy, shall be sole principal executive officer of Grubb & Ellis Company;

(b)	the Form 10-K/A (Amendment No. 2) of the Company for the period ended December 31, 2008 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(c)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard W. Pehlke
Richard W. Pehlke
Interim Principal Executive Officer Chief Financial Officer November 20, 2009